Exhibit 10.1

LETTER OF AGREEMENT

By and Between

INNISBROOK LESSORS’ ADVISORY COMMITTEE

and

SALAMANDER INNISBROOK, LLC

The Innisbrook Lessors’ Advisory Committee and Salamander lnnisbrook, LLC agree on the following amendments to the Master Rental Pool Lease Agreement:

1.	Paragraph 2.1 first sentence to read “The terms and conditions of this Agreement shall be binding upon the parties hereto for each calendar year for the years 2002 through 2013.”

2.	Paragraph 1.6 “Carpet Care Reserve” last sentence to read “Said Carpet Care Reserve shall be deposited in the lnnisbrook Lessors’ Escrow Account and used only for carpet cleaning and carpet deodorizing.”

In addition, we agree on the following amendments to the 2010 Annual Rental Pool Lease Agreement:

1.	For 2010 only, to allow an additional 7 nights of Lessor Occupancy during the defined In- Season for B-Status Lessors.

2.	For 2010 only, Paragraph B.4 of the Annual Rental Pool Lease Agreement, “The Carpet Care Reserve shall be 1.5% of the amount of Occupancy Fees deposited to the Lessor’s Escrow Account.

Dated at lnnisbrook, Florida, this 10th day of September, 2009.

	lnnisbrook Lessors’ Advisory Committee		Salamander Innisbrook, LLC

By	/s/ Ceril Shagnn	By	/s/ Chuck Pomerantz
	Ceril Shagnn		Chuck Pomerantz
	Chairperson		Vice President and Managing Director